CONTACTS:
Cathy Jessup, CFO
The Topps Company, Inc.
212.376.0466
    or
Betsy Brod/Jonathan Schaffer
Brod Group, LLC
212.750.5800


FOR IMMEDIATE RELEASE
THE TOPPS COMPANY, INC. ANNOUNCES QUARTERLY CASH DIVIDEND


New York, NY, October 8, 2003 - The Topps Company, Inc. (Nasdaq: TOPP) today announced that its Board of Directors has declared a quarterly cash dividend of $0.04 per share, payable on October 31, 2003 to shareholders of record on October 17, 2003.

Founded in 1938, Topps is a leading creator and marketer of distinctive confectionery and entertainment products. The Company's confectionery brands include Ring Pop, Push Pop, Baby Bottle Pop and Juicy Drop Pop lollipops as well as Bazooka bubble gum. Topps entertainment products include trading cards, sticker and album collections, and collectible games. For additional information, visit www.topps.com.

This release contains forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations contained in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. This information may involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, factors detailed in the Company's Securities and Exchange Commission filings.